Exhibit 10.32

                            The Cologne Life Re

                       REINSURANCE AGREEMENT # A018-1



                                  between



                          ARISTA INSURANCE COMPANY


                             New York, New York


                 (hereinafter referred to as the "Company")



                                    and



                     COLOGNE LIFE REINSURANCE COMPANY


                           Stamford, Connecticut


                 (hereinafter referred to as "The Cologne")







                                                                QUOTA SHARE

                            The Cologne Life Re

                                  CONTENTS
                                  --------

                              PREAMBLE

          ARTICLE I           BASIS OF REINSURANCE

          ARTICLE II          TERM AND CANCELLATION

          ARTICLE III         REINSURER'S LIABILITY

          ARTICLE IV          SPECIAL ACCEPTANCES

          ARTICLE V           LOSSES

          ARTICLE VI          OFFSET

          ARTICLE VII         PREMIUMS AND ACCOUNTS

          ARTICLE VIII        PROFIT COMMISSION

          ARTICLE IX          KEY MAN INSURANCE

          ARTICLE X           TAXES

          ARTICLE XI          ACCESS TO COMPANY'S RECORDS

          ARTICLE XII         ARBITRATION

          ARTICLE XIII        INSOLVENCY

          ARTICLE XIV         CONTROL

          ARTICLE XV          MISCELLANEOUS

          ARTICLE XVI         EXECUTION

          SCHEDULE A          SURPLUS NOTE AGREEMENT

                            The Cologne Life Re



                                  PREAMBLE
                                  --------

The Company and The Cologne mutually agree to reinsure New York State

Statutory Disability benefits insurance on the terms and conditions set out below. The Agreement is solely between the Company and The Cologne, and performance of the obligations of each party under this Agreement shall be rendered solely to the other party. In no instance shall anyone other than the Company or The Cologne have any rights under this Agreement. Any change or modification to this Agreement shall be null and void unless made by amendment to this Agreement and signed by both parties.

                            The Cologne Life Re



                                 ARTICLE I

                            BASIS OF REINSURANCE
                            --------------------


The Company agrees to cede and The Cologne agrees to accept by way of reinsurance, on the terms and conditions hereinafter appearing, a 50% quota share participation in the Company's New York Statutory Disability benefits insurance, both for business in force as of the effective date of this

Agreement as well as for new business issued and or acquired after the effective date of this Agreement.

                            The Cologne Life Re

                                 ARTICLE II

                           TERM AND CANCELLATION
                           ---------------------


This Agreement shall take effect at 12:01 A.M. Eastern Standard Time on

October 1, 1995 and shall remain in force and effect for an indefinite period but may be canceled, for in force business as well as new business,

at any time by The Cologne giving to the Company ninety (90) days prior written notice. Five (5) years after the full repayment by the Company under the Surplus Note Agreement (Schedule A), this Agreement may be canceled, for in force business as well as new business, by the Company giving to The Cologne ninety (90) days prior written notice. In the event that the Company is sold and the surplus note is repaid, the Company will exert its best effort to ensure that the reinsurance relationship with The

Cologne continues.  Notwithstanding the foregoing, cancellation of this

Agreement may be as of an agreed date on any basis mutually acceptable to the parties hereto.



Unless otherwise agreed to by the parties hereto, The Cologne shall continue to participate in all reinsurance coming within the terms of this

Agreement with respect to policies of the Company having an inception date prior to the date of cancellation of this Agreement.



It is agreed, however, that the reinsurance with respect to all policies in force on the date of cancellation of this Agreement shall terminate as to each such policy as of the stated anniversary date of each such policy next subsequent to the date of cancellation of this Agreement, but in no event shall coverage under any policy continue more than twelve (12) months following such date of cancellation. The Cologne shall remain liable for its share of losses which commenced prior to the termination of reinsurance on such policies.

                            The Cologne Life Re

                                ARTICLE III

                           REINSURER'S LIABILITY
                           ---------------------


All reinsurance provided hereunder shall be subject to the same clauses,

rates, terms, conditions and endorsements as the Company's original policies insofar as they relate to the business covered hereunder. This

Agreement and the reinsurance coverage provided hereunder is subject to the

Company's maintaining its existing underwriting and pricing criteria.

Changes or revisions in the Company's policies or rates shall not be made without the approval of The Cologne.



The maximum issue limit per person under each policy shall be as mandated by New York State, unless the Company has issued superstatutory coverage under its regular rate manual underwriting guidelines.

                            The Cologne Life Re



                                 ARTICLE IV

                            SPECIAL ACCEPTANCES
                            -------------------


Any reinsurance that is specially accepted by The Cologne from the Company shall be covered under this Agreement and subject to the terms hereof,

except as such terms shall be modified by such acceptance.

                            The Cologne Life Re

                                 ARTICLE V

                                   LOSSES
                                   ------


Prompt notice shall be given to The Cologne of all losses which, in the opinion of the Company, will result in a claim hereunder.



The Company agrees that it will investigate and settle, or defend all losses arising under policies reinsured hereunder, provided they are within the terms of this Agreement.



The Company's original policies shall be binding on The Cologne, who agrees to pay all amounts for which it may be liable upon being furnished by the Company with reasonable evidence of the amount due, including its proportionate share of legal expenses directly allocated according to the usual practice of the Company and paid in connection with the losses within the scope of this Agreement. with the exclusion of loss adjustment expenses and office expenses of the Company and salaries of its employees.



If The Cologne so chooses, it will discharge its liability by payment of the full amount of reinsurance to the Company. In no event shall The

Cologne be liable for punitive damages, statutory penalties or compensatory damages which are awarded against the Company as a result of an act,

omission or course of conduct committed by or on behalf of the Company in connection with the insurance reinsured under this Agreement.



For purposes of this provision, the following definitions shall apply:

      1. "Punitive damages" are those damages awarded as a penalty, the amount of which is not governed, nor fixed by statute.

      2. "Statutory penalties" are those amounts which are awarded to as a penalty but fixed in amount by statute.

      3. "Compensatory damages" are those amounts awarded to compensate for the actual damages sustained, and are not awarded as a penalty nor fixed in amount by statute.

                            The Cologne Life Re

                                ARTICLE VI

                                   OFFSET
                                   ------


The Company or The Cologne may offset any balance(s), from premiums,

commissions, losses or any other amount(s) due from one party to the other under this Agreement or under any other Agreement heretofore or hereafter entered into between the Company and The Cologne, whether acting as assuming reinsurer or as ceding Company.

                            The Cologne Life Re

                                ARTICLE VII

                           PREMIUMS AND ACCOUNTS
                           ---------------------


The Company shall pay to The Cologne its proportionate share of the gross premiums applying to the business ceded hereunder, less a provisional commission equal to 25 % of the gross premiums ceded to The Cologne.



At the end of each calendar quarter the provisional ceding commission shall be adjusted as follows:



      a)   During the first two years of the treaty, the adjusted

           commission percentage to be calculated each quarter will be equal to the percentage obtained by subtracting from 95% (94.75%

           if there is an outstanding surplus note with The Cologne or one of its affiliated companies) the loss ratio of the period from the inception date of the Agreement until the end of such

           calendar quarter.



          i)   This adjusted commission will not be less than the

               provisional commission already allowed.



          ii)  The adjusted commission for any period reduced by

               provisional commissions and adjusted commissions previously allowed for the same period, will be an additional credit to the Company.



     b)   After the second anniversary of the treaty, the adjusted

          commission percentage to be calculated each quarter will be equal to the percentage obtained by subtracting from 95% (94.75% if there is an outstanding surplus note with The Cologne or one of its affiliated companies) the loss ratio of the period covering the most recent eight (8) calendar quarters.



          i)   This adjusted commission will not be less than the

               provisional commission already allowed.

                            The Cologne Life Re

          ii)  This adjusted commission will be applied to the earned premium for the period covering the most recent eight (8)

               calendar quarters. The adjusted commission for any period

               reduced by provisional commission and adjusted commissions previously allowed for the same period, will be an

               additional credit to the Company.



      c)   The balance due either The Cologne or the Company shall be payable promptly within 15 days of the report due date.



Within forty-five (45) days after each calendar quarter, the Company shall submit the following:



      a)   The Cologne's earned premium.

      b)   The Cologne's Commission (provisional and adjusted).

      c)   The Cologne's Losses Incurred.

      d)   Net Amount due the Company/the Cologne.



Within ninety (90) days after each calendar year, the Company shall submit the following:



      a)   Audited statutory and GAAP financial statements.

      b)   Certified Actuarial Opinion.

                            The Cologne Life Re

                                ARTICLE VIII

                             PROFIT COMMISSION
                             -----------------


1. If there is not an outstanding surplus note with The Cologne or one of its affiliated companies,  The Cologne shall allow the Company an annual profit commission of 2 % of the annual gross earned premium ceded to The

   Cologne if the annual loss ratio is less than 70%. If the annual loss ratio is more than 72 %, then no annual profit commission shall be allowed the Company. If the annual loss ratio is less than 72% but more than 70%, then a pro rata annual profit commission shall be allowed the

   Company as follows:

      (72% - annual loss ratio) x (annual gross premium ceded to The
      Cologne)


2. If there is an outstanding surplus note with The Cologne or one of its affiliated companies, The Cologne shall allow the Company an annual profit commission of 2 % of the annual gross earned premium ceded to The

   Cologne if the annual loss ratio is less than 69.75%. If the annual loss ratio is more than 71.75 %, then no annual profit commission shall be allowed the Company. If the annual loss ratio is less than 71.75% but more than 69.75% then a pro rata annual profit commission shall be allowed the Company, as follows:

      -(71.75% - annual loss ratio) x (annual gross premium ceded to The
      Cologne)


3. The annual loss ratio will be the annual incurred losses divided by annual gross earned premium, where each agreement year begins on October

   1 and ends on September 30 of the next calendar year. The Company shall prepare and send to The Cologne a profit commission statement for each agreement year as of the March 31 valuation date following the end of each agreement year. This profit commission statement shall demonstrate the calculation of the annual loss ratio and the related annual profit commission, if any, for the prior agreement year, based on the losses developed through March 31 (18 months from the inception of the prior agreement year). Payment of the annual profit commission, if any, will be made by The Cologne to the Company within thirty (30) days of receipt of the profit commission statement. For example, the first agreement year will run from October 1, 1995 through September 30, 1996. As of the

   March 31, 1997 valuation date, the Company shall prepare a profit commission statement and send it to

                            The Cologne Life Re

The Cologne. The Cologne will then pay the Company the annual profit commission, if any, within thirty (30) days of receipt of the profit commission statement.

                            The Cologne Life Re

                                 ARTICLE IX

                             KEY MAN INSURANCE
                             -----------------


The Company shall maintain at its sole expense key man insurance on the life of Stanley S. Mandel assigned to The Cologne and naming The Cologne as beneficiary, in an amount not less than the current total amount due under the Surplus Note Agreement (Schedule A), including principal and accrued interest.

                            The Cologne Life Re

                                 ARTICLE X

                                   TAXES
                                   -----


In consideration of the terms under which this Agreement is issued, the

Company agrees to make no deduction in respect of the premium hereon when making tax returns to the appropriate authorities, other than Income or

Profits tax returns. Should any taxes by levied on the Company in respect of the premium hereon, the Company agrees to make no claim upon The Cologne for reimbursement in respect of such taxes.

                            The Cologne Life Re

                                 ARTICLE XI

                        ACCESS TO COMPANY'S RECORDS
                        ---------------------------


The Company shall place at the disposal of The Cologne, and The Cologne or its authorized representative, shall have the right to inspect, at all reasonable times during the term of this Agreement and thereafter, all books, records, and papers of the Company pertaining to the reinsurance provided hereunder.

                            The Cologne Life Re

                                ARTICLE XII

                                ARBITRATION
                                -----------


All disputes and differences between the two Contracting parties on which an amicable understanding cannot be reached shall be decided by arbitration at the Home Office of the Company. The following procedure shall apply:



Upon written request of either party, each party shall choose an arbitrator and the two chosen shall select a third arbitrator. If either party refuses or neglects to appoint an arbitrator within thirty (30) days after receipt of the written request for arbitration, the requesting party may appoint a second arbitrator. Such notice of arbitration shall be sent certified or registered mail. If the two arbitrators fail to agree on the selection of the third arbitrator within thirty (30) days of their appointment, each of them shall name three individuals, of whom the other shall decline two,

and the decision as to the third arbitrator shall be determined by drawing lots.



All arbitrators shall be active or retired officers of life or reinsurance companies and disinterested in the outcome of the arbitration. Each party shall submit its case to the arbitrators within thirty (30) days of the appointment of the third arbitrator.



The parties hereby waive all objections to the method of choosing the arbitrators, it being the intention of both parties that all the arbitrators be chosen from those submitted by the parties.



The arbitrators shall have the power to determine all procedural rules for the holding of the arbitration including, but not limited to inspecting documents, examination of witnesses and any other matter relating to the conduct of the arbitration.



The arbitrators shall interpret this Agreement as an honorable engagement and not merely as a legal obligation: they are relieved of all judicial formalities and may abstain from following the strict rules of law. The cost of the arbitration shall be borne by the losing party unless the arbitrators decide otherwise.

                            The Cologne Life Re



This Agreement shall be construed in accordance with the laws of the State of Connecticut. The decision, in writing, of the majority of the arbitrators, shall be final and binding upon both parties. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction.

                            The Cologne Life Re

                               ARTICLE XIII

                                 INSOLVENCY
                                 ----------


All reinsurance under this agreement will be paid by The Cologne directly to the Company, its liquidator, receiver or statutory successor, on the basis of the liability of the Company under the policy or policies reinsured without diminution because of the insolvency of the Company.



In the event of the insolvency of the Company, the liquidator, receiver or statutory successor of the Company will give The Cologne written notice of a pending claim against the Company on any reinsured policy within a reasonable time after the claim is filed in the insolvency proceedings.

While the claim is pending The Cologne may investigate the claim and interpose, at its own expense, in the proceedings where the claim is to be adjudicated, any defense which it may deem available to the Company or its liquidator, receiver or statutory successor. The expense incurred by The

Cologne will be charged, subject to court approval, against the Company as an expense of liquidation to the extent of a proportionate share of the benefit that accrues to the Company as a result of the defenses by The

Cologne. Where two or more reinsurers are involved and majority in interest elect to defend the claim, the expense will be apportioned in accordance with the terms of the reinsurance agreement as if the expense had been incurred by the Company.

                            The Cologne Life Re

                                ARTICLE XIV

                                  CONTROL
                                  -------


It is understood and agreed that if at any time during the continuance of this Agreement, the Company shall be acquired or controlled by, or merged with any other company, then acting upon actual or constructive notice thereof, either party shall have the right forthwith to terminate this

Agreement by giving written notice by certified or registered mail, fixing the date and time of termination thereof.



In the event of such termination, this Agreement shall remain in full force and effect only with respect to all cessions made hereunder prior to this

Agreement's effective date and time of termination and covering the

Company's liability under policies enforce as of such termination date.

However, liability of The Cologne shall continue for not more than twelve

(12) months, at which time The Cologne shall be relieved of further liability on inforce business and shall return to the Company the unearned premium on such business, calculated on a pro rata basis less the commission previously allowed.

                            The Cologne Life Re

                                ARTICLE XV

                               MISCELLANEOUS
                               -------------


Assignment.          Neither the Company nor the Cologne may assign this
- ----------
Agreement to another entity without the written consent of the other party.



Applicable Law.      This Agreement shall be deemed to have been made and
- ---------------
shall be interpreted and construed pursuant to the laws of the State of

Connecticut. The parties agree to submit to the jurisdiction of any court of competent jurisdiction in the State of Connecticut, to comply with all requirements necessary to give such court jurisdiction, and to abide by the final decision of such court or any Appellate Court in the event of appeal.

The parties hereby designate the State of Connecticut Department of

Insurance as its true and lawful attorney upon whom may be served any lawful process and any action, suit, or proceeding instituted by or on behalf of either party. This provision, however, is not intended to conflict with or override the obligation of the parties to arbitrate in accordance with Article XII.



Notices.             All notices required or permitted to be given by any
- --------
party to this Agreement shall be in writing and sent to the other party addressed as follows (or to such other addresses as the parties may hereafter designate by notices given):



                   If to the Company:    Arista Insurance Company

                                         116 John Street

                                         New York, New York 10038

                                         Attention:    Stanley S. Mandel



                   If to the Reinsurer:  Cologne Life Reinsurance Company

                                         P.O. Box 300

                                         Stamford, Connecticut 06904-300

                                         Attention:    John P. Clark

                            The Cologne Life Re

Multiple Counterparts.     This Agreement may be executed in multiple
- ----------------------
counterparts.



Drafting.          The terms of this Agreement shall not be construed in
- ---------
favor of or against any party on account of that party's participation or lack of participation in the drafting of this Agreement.



Entire Agreement.     This Agreement constitutes the entire agreement and
- -----------------
supersedes prior agreements, understandings and negotiations, oral and written, between the parties with respect to the contents of this

Agreement. No waiver, amendment, or modification hereof shall be of any force or effect unless it is in writing and signed by the parties and making specific reference to this Agreement.



Separability of Provisions.  If any provision of this Agreement is held to
- ---------------------------
be unenforceable by a tribunal having jurisdiction in the matter, then such provision shall be enforced to the maximum extent possible and the remaining provisions shall remain in full force and effect. Furthermore, in lieu of such unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms as may be possible and enforceable.

                            The Cologne Life Re

                                ARTICLE XVI

                                 EXECUTION
                                 ---------


In witness of the above, this Agreement # A018-1 is signed in duplicate on the dates and at the places indicated below with an effective date of

October 1, 1995.



Date:  March 27, 1996              ARISTA INSURANCE COMPANY
     ----------------------------

Place:  New York, New York         By:  /s/ Stanley S. Mandel
      ---------------------------     -----------------------

Witness:  /s/ Madeline Toback      Title:  President
        -------------------------        --------------------



Date:  February 7, 1996            THE COLOGNE LIFE REINSURANCE COMPANY
     ------------------------

Place: Stamford, Connecticut       By:  /s/ John P. Clark
      -----------------------         -------------------

Witness:  /s/ Kathleen Goldbach    Title: Senior Vice President-Group Operations
        -----------------------          ---------------------------------------

                            The Cologne Life Re



                                 SCHEDULE A

                    SEE ATTACHED SURPLUS NOTE AGREEMENT
                    -----------------------------------

Exhibit 10.32.1

                           SURPLUS NOTE AGREEMENT
                           ----------------------


     THIS AGREEMENT, made and entered into this 29th day of December, 1995 by and between Cologne Life Underwriting Management Company ("CLUMCO"),

with its home office located at 30 Oak Street, Stamford, Connecticut 06905,

and Arista Insurance Company ("Arista"), with its home office located at

116 John Street, New York, New York 10038.



     WITNESSETH:



     WHEREAS, the Insurance Law of the State of New York, Section 1307

(Contingent liability for borrowings) provides that a domestic insurer may,

without pledging any of its assets, borrow funds pursuant to such Section

1307 upon the approval of the Superintendent of Insurance of the State of

New York.



     NOW THEREFORE, in consideration of the promises and for other good and valuable consideration, and intending to be legally bound hereby, CLUMCO and Arista agree as follows:



      1.   Upon approval by the Superintendent of Insurance of the State of

New York, pursuant to Section 1307 of the New York Insurance Law, CLUMCO

agrees to advance to Arista, and Arista agrees to accept from CLUMCO, the sum of $3.0 million.

      2.   The rate of interest on this advance shall be 10.50 percent per annum, compounded annually. Such rate of interest shall accrue on the principal amount outstanding on this advance for the benefit of CLUMCO and shall be repaid in cash to CLUMCO, subject to regulatory approval as provided under Paragraph 3 hereof.



      3.   The advance made by CLUMCO to Arista under the terms of this

Agreement shall be repaid by Arista at one-eighth each year from the third year to the tenth year, inclusive, from the date of closing; provided,

however, such repayment, and any accrued interest payable on the advance,

shall only be made out of free and divisible surplus of Arista and all such amounts to be paid or repaid shall be subject to the prior approval of the

Superintendent of Insurance of the State of New York, if in his

(Superintendent) judgment, the financial condition of such insurer warrants. If the principal and interest on the advance are not repaid in full at the end of ten years, this Agreement shall continue to renew annually for additional one-year terms until the principal and interest are repaid in full.



      4.   The funds advanced, pursuant to this Agreement, shall not form a part of Arista's legal liabilities and shall not be a basis of any setoff.

However, until repaid, all statements published or filed by Arista with the

Superintendent of Insurance of the State of New York shall show, as a footnote, thereto, the amount of the advance and accrued interest thereon then remaining unpaid.

      5.   In the event of liquidation of Arista, repayment of the balance of the advance and accrued interest then due and owing shall be paid to

CLUMCO out of any assets remaining after the payment of all policy obligations and all other liabilities but before distribution of assets to stockholders.



     6.    In the event of a sale of Arista, the balance of the advance and accrued interest then due and payable shall be paid to CLUMCO on demand prior to closing of such sale provided, however, that any such payment or repayment shall be paid out of the free and divisible surplus of Arista and with the prior approval of the Superintendent of Insurance of the State of

New York, if in his (Superintendent) judgment, the financial condition of such insurer warrants.



     7.    This agreement, and all of its covenants and conditions, shall be binding upon and insure to the benefit of CLUMCO and Arista and their respective successors or assigns, and on request of CLUMCO, Arista shall furnish to CLUMCO such note, loan, certificate or other evidence of this indebtedness as CLUMCO may request.



     8.    The rights and obligations of the parties under this Agreement only shall terminate upon repayment in full of the principal and accrued interest on the advance made under the provisions of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed in their corporate names by their respective corporate officers thereunto duly authorized and their corporate seals to be hereto affixed,

duly attested, as of the day and year first above written.



Attest:                       Cologne Life Underwriting Management Company
                                   Lender



 /s/ Kathleen L. Goldbach     By: /s/ John P. Clark
- --------------------------       ------------------------------------------
Witness                            Vice President


Attest:                       Arista Insurance Company,
                                   Borrower



 /s/ Bernard Kooper           By: /s/ Stanley Mandel
- -------------------------        ------------------------------------------
Witness                            President